SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)	July 22, 2009

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

 STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry Into a Material Definitive Agreement

On July 23, 2009, MTR Gaming Group, Inc. (the “Registrant”), Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Presque Isle Downs, Inc., MTR-Harness, Inc., Jackson Racing, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant and as a guarantor) and Wilmington Trust Company, as trustee, (1) executed a Supplemental Indenture (the “Subordinated Supplemental Indenture”) dated as of July 22, 2009, further supplementing the Indenture dated May 25, 2006 (the “Senior Subordinated Notes Indenture”), that was executed by such parties with respect to the Registrant’s 9% Senior Subordinated Notes due 2012 (the “Subordinated Notes”) and (2) together with Speakeasy Gaming of Reno, Inc., also a wholly-owned subsidiary of the Registrant and as a guarantor, executed a Supplemental Indenture dated as of July 22, 2009 (the “Senior Supplemental Indenture” and together with the Subordinated Supplemental Indenture, the “Supplemental Indentures”), further supplementing the Indenture dated March 25, 2003 (the “Senior Notes Indenture”) that was executed by such parties with respect to the Registrant’s 9.75% Senior Notes due 2010 (the “Senior Notes”). The Senior Supplemental Indenture and the Subordinated Supplemental Indenture, once operative upon the fulfillment of certain conditions set forth therein (including, without limitation, payment of certain consent fees to holders of Subordinated Notes and Senior Notes, and with respect to the Senior Subordinated Notes Indenture, issuance by the Registrant of at least $250.0 million in aggregate principal amount of new senior secured notes and amendment of the Registrant’s existing credit facility to provide for not less than $20.0 million of revolving borrowing capacity) will eliminate substantially all of the restrictive covenants and certain events of default under the Senior Notes Indenture and amend certain restrictive covenants contained in the Senior Subordinated Notes Indenture, respectively. The foregoing description of the Supplemental Indentures is not complete and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 2.03.               Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 24, 2009, the Registrant executed the Limited Consent and Fifth Amendment to Fifth Amended and Restated Credit Agreement (the “Fifth Amendment”), dated as of July 15, 2009, by and among the Registrant, Mountaineer Park, Inc., Presque Isle Downs, Inc., Scioto Downs, Inc. (collectively the “Borrowers”), Wells Fargo Bank, National Association (“Wells Fargo”) as Agent Bank (as defined in such Fifth Amendment) and the Requisite Lenders (as defined in such Fifth Amendment). The Fifth Amendment will become effective, and its provisions implemented, only upon the fulfillment of certain conditions, which include conditions related to the Registrant’s refinancing of its Senior Notes and voluntary prepayment of all amounts currently outstanding under the Registrant’s existing credit facility as well as customary closing conditions, as described in this report and as set forth therein. The Fifth Amendment, if it becomes effective, will amend the Registrant’s existing credit facility to provide for $20.0 million of revolving borrowing capacity.  The Registrant’s Fifth Amended and Restated Credit Agreement, as amended by the Fifth Amendment, is referred to herein as the “Amended and Restated Credit Facility”.  The Fifth Amendment, if it becomes effective, will prohibit the Registrant from drawing any amounts under the Amended and Restated Credit Facility until the Registrant’s Senior Notes are fully refinanced. Commitments under the Amended and Restated Credit Facility will reduce by $2.75 million in September 2009 and an additional $5.5 million in December 2009.  In addition, the Amended and Restated Credit Facility, if it becomes effective, will require the Registrant to permanently repay amounts outstanding, and reduce the commitment thereunder, with the proceeds from certain asset sales and insurance from events of loss, the incurrence of debt or sales of capital stock.  The maturity date of the Amended and Restated Credit Facility will be March 31, 2010.  Borrowings under the Amended and Restated Credit Facility will bear interest at a margin of 5.0% above the base rate, or 6.0% above the LIBOR rate, subject to specified floors on LIBOR and the base rate, as provided by the Amended and Restated Credit Facility.  Unless and until the Fifth Amendment becomes effective, the terms and conditions of the existing credit facility will remain in effect.

The Amended and Restated Credit Facility includes certain financial and other covenants set forth therein.  The Amended and Restated Credit Facility contains an interest coverage ratio of 1.50 to 1.00, a secured leverage ratio of 4.00 to 1.00 to September 30, 2009, and 3.75 to 1.00 from October 1, 2009, and a priority senior secured leverage ratio of 0.50 to 1.00.  Each such ratio will be tested on a quarterly basis.  The Amended and Restated Credit Facility also includes restrictions on the Registrant’s ability to make capital expenditures; changes in the nature of the Registrant’s businesses; sale of all or a substantial or material portions of our assets; mergers, acquisitions, consolidations, reorganizations and recapitalizations; investments; additional indebtedness; guarantees; leases; dividends and distributions; liens; debt repayments; sale-leasebacks; lease expenditures; and transactions with affiliates.

The Amended and Restated Credit Facility, if it becomes effective, will permit the Registrant to pay $13.0 million to the State of Ohio in September 2009 in connection with licensing requirements for video lottery terminals at Scioto Downs.

The Fifth Amendment will become effective upon the fulfillment of certain conditions which include (i) the Borrowers having incurred $250.0 million of second lien indebtedness as described in the Fifth Amendment, (ii) a certain Second Lien Intercreditor Agreement having been executed by the Borrowers and certain other parties as described in the Fifth Amendment, (iii) the Borrowers having voluntarily prepaid all amounts currently outstanding under the existing credit facility as required by the terms of the Fifth Amendment, (iv) the Borrowers having complied with certain cash collateral requirements as described in the Fifth Amendment, and (v) the Borrowers having complied with certain other customary closing conditions as set forth in the Fifth Amendment.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.               Other Events.

On July 23, 2009, the Registrant issued a press release announcing that it received the required tenders and consents in connection with its previously announced tender offer and that it received the required consents in connection with its previously announced consent solicitation for its Senior Notes and consent solicitation for its Senior Subordinated Notes. A copy of the press release is being furnished as Exhibit 99.1 hereto and is hereby incorporated by reference to this Item 8.01.

On July 24, 2009, the Registrant issued a press release announcing that it priced its previously announced offering of $250.0 million in aggregate principal amount of 12.625% senior secured notes due 2014 (the “Senior Secured Notes”) at an issue price equal to 95.248% of the principal amount of the Senior Secured Notes. The offering is expected to close on or about August 12, 2009, subject to customary closing conditions. A copy of the press release is being furnished as Exhibit 99.2 hereto and is hereby incorporated by reference to this Item 8.01.

Item 9.01.               Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits:

Exhibit No.	Description

4.1

Supplemental Indenture dated as of July 22, 2009, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust Company further supplementing the Indenture dated as of March 25, 2003.

4.2

Supplemental Indenture dated as of July 22, 2009, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust Company further supplementing the Indenture dated as of May 25, 2006.

10.1

Fifth Amendment to Fifth Amended and Restated Credit Agreement dated as of July 15, 2009, by and among the Registrant, Mountaineer Park, Inc., Presque Isle Downs, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant), the Requisite Lenders and Wells Fargo Bank, National Association.

99.1

Press Release dated July 23, 2009, regarding results of the Registrant’s tender offer and consent solicitation with respect to its Senior Notes and consent solicitation with respect to its Senior Subordinated Notes.

99.2	Press Release dated July 24, 2009, regarding the pricing of the Registrant’s Senior Secured Notes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ David R. Hughes
David R. Hughes
Corporate Executive Vice President and Chief Financial Officer
Date: July 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1

Supplemental Indenture dated as of July 22, 2009, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust Company further supplementing the Indenture dated as of March 25, 2003.

4.2

Supplemental Indenture dated as of July 22, 2009, by and between the Registrant, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust Company further supplementing the Indenture dated as of May 25, 2006.

10.1

Fifth Amendment to Fifth Amended and Restated Credit Agreement dated as of July 15, 2009, by and among the Registrant, Mountaineer Park, Inc., Presque Isle Downs, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant), the Requisite Lenders and Wells Fargo Bank, National Association.

99.1

Press Release dated July 23, 2009, regarding the results of the Registrant’s tender offer and consent solicitation with respect to its Senior Notes and consent solicitation with respect to its Senior Subordinated Notes.

99.2	Press Release dated July 24, 2009, regarding the pricing of the Registrant’s Senior Secured Notes.